Exhibit 10.14

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as this “Agreement”) was signed by the following parties on 2 August 2019 in Beijing, the People’s Republic of China (hereinafter referred to as “China”).

Party A: Beijing Dake Information Technology Co., Ltd.

Address: 601-1, 6th floor (06), Building 1, No.10 Chaoyang Park South Road, Chaoyang District, Beijing

Party B: Beijing Duoke Information Technology Co., Ltd.

Address: No.3003, 3rd Floor, No.39 West Street, Haidian District, Beijing

Party A and Party B are individually referred to as a “Party” and are collectively referred to as “Both Parties”.

Whereas:

1.                          Party A is a foreign-invested company established in China with the necessary resources to provide technical and consulting services;

2.                          Party B is a domestic company established in China and approved according to law by relevant government departments in China, focusing on new businesses, new economy and providing related services. All businesses operated and developed by Party B currently and at any time during the term of this Agreement are collectively referred to as “Main Business”;

3.                          Party A agrees to use its technology, personnel and information advantages to provide Party B with exclusive technical support, consulting and other services related to the Main Business during the term of this Agreement. Party B agrees to accept the various services provided by Party A or its designated party in accordance with the terms of this Agreement.

Now, therefore, Party A and Party B through mutual negotiation have agreed as follows:

1.                          Service Provision

1.1                   In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A as Party B’s exclusive service provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, including but not limited to the following:

(1)                     Licensing of relevant software that Party A has legal rights to for Party B to use;

(2)                     Development, maintenance and update of relevant application software required for Party B’s business;

(3)                     Design, installation and day-to-day management, maintenance and update of computer network systems, hardware devices and databases;

(4)                     Technical support for and professional training of relevant personnel of Party B;

(5)                     Assisting Party B in the consultation, collection and research on relevant technical and market information;

(6)                     Providing corporate management consultation for Party B;

(7)                     Providing marketing and promotion services for Party B;

(8)                     Providing customer order management and customer services for Party B

(9)                     Leasing, transfer and disposal of equipment, assets; and

(10)              Other relevant services provided from time to time that are required by Party B, as permitted by the laws of China.

1.2                   Party B accepts the services provided by Party A. Party B further agrees that, regarding the services or other matters agreed in this Agreement, Party B shall not directly or indirectly obtain any service that is the same with or similar to those of this Agreement from any third party during the term of this Agreement, except with Party A’s prior written consent, and shall not establish any similar partnership with any third party regarding the matters described in this Agreement. Both Parties agree that Party A may designate other parties (the designated parties may enter into certain agreements described in Section 1.3 of this Agreement with Party B) to provide Party B with the services agreed in this Agreement.

1.3                   Manner of Service Provision

1.3.1         Party A and Party B agree that during the term of this Agreement, Party B may enter into further service agreement(s) with Party A or other parties designated by Party A as appropriate, which shall provide the specific contents, methods, personnel, fees, and other matters for various services.

1.3.2         Party B hereby grants Party A an irrevocable and exclusive option, pursuant to which, Party A may in its discretion, to the extent permitted by the laws and regulations of China, purchase any part or all of the assets and business from Party B at the lowest price permitted by the laws of China. Both Parties shall then enter into a separate asset or business transfer contract to specify the terms and conditions of such assets transfer. Subject to the laws of China, Party B shall donate the balance of the purchase price after deducting/withholding the relevant taxes (if any) in full according to law to Party A or the person(s) designated by Party A within ten (10) days of receipt and deducting/withholding of the relevant taxes (if any) in full according to law.

1.4                   In order to ensure that Party B meets the cash flow requirements in daily operations and/or offsets any losses arising out of its operation, whether or not Party B actually suffers such operational losses, Party A is obliged to provide Party B with financial support (but only to the extent and in the manner as permitted by the laws of China). Party A may provide financial support to Party B in the form of bank entrusted loans or borrowings, and enter into necessary agreements separately.

1.5                   Party A shall have the right to examine Party B’s accounts regularly and at any time. Party B shall maintain its accounts in a timely and accurate manner and provide Party A with its accounts in accordance with Party A’s requirements. During the term of this Agreement and without violating applicable laws, Party B agrees to cooperate with Party A and its shareholder(s) (including direct or indirect) to conduct audits (including but not limited to audit of related party transactions and all other types of audit) and provide Party A, its shareholder(s) and/or its entrusted auditors with relevant information and materials about the operations, business, customers, finance, employees of Party B and Party B’s subsidiaries, and agrees that Party A’s shareholder(s) may disclose such information and materials to meet the regulatory requirements for public listing of Party A’s shareholder(s). Both parties agree that during the term of this Agreement, Party A shall have the right to consolidate Party B’s financial results as those of wholly owned subsidiaries of Party A in accordance with the applicable accounting standards. However, Party A does not assume any legal responsibility for any liabilities or other obligations and risks of Party B.

1.6                   Party A shall have the right to conduct service-related business in the name of Party B. Party B shall provide Party A with all necessary support and convenience for Party A to conduct such business activities smoothly, including but not limited to issuing of all necessary power of attorney required for the provision of relevant services to Party A.

1.7                   At the request of Party A, Party B agrees to submit the certificates and official seals related to Party B’s daily operation, including the business license, official seal, contract seal, special financial seal and the seal of legal representative, to Party A’s financial department for custody, and Party B undertakes to only use the relevant certificates and official seals after obtaining the consent of Party A and in accordance with the relevant internal authorization guidelines of Party A.

1.8                   Both Parties agree that the services provided by Party A to Party B under this Agreement shall also apply to the subsidiaries controlled by Party B. Party B shall procure the subsidiaries it controls to exercise the rights and perform the obligations in accordance with this Agreement.

2.                          Calculation and Payment of Service Fees

2.1                   During the term of this Agreement, the fees payable by Party B to Party A shall be calculated as follows: In respect of the service fees payable by Party B to Party A, the service fee for each calendar year shall be calculated and confirmed according to the following variable standards:

2.1.1         In respect of the service fee payable by Party B, subject to the laws of China, after the deduction of the costs and expenses necessary for Party B’s business operations (the preliminary final accounts of the necessary costs and expenses shall be submitted by Party B and subject to the final confirmation and decision of Party A) and taxes, to make up for Party B’s losses in previous years (as required by applicable laws), and for the withdrawal of the statutory reserve fund (as required by applicable laws), all the profits of Party B in the aforesaid year shall be paid to Party A as the service fee for the services agreed in this Agreement provided by Party A to Party B, but Party A shall have the right to adjust the amount of the service fee according to the following factors and circumstances of the services provided to Party B, which shall not exceed the limit specified above.

2.1.2         If Party A finds the service fee determination mechanism agreed in this Agreement is not applicable and needs to be adjusted for a certain reason, Party B shall actively negotiate in good faith with Party A within ten (10) business days after Party A makes a written request for fee adjustment, in order to determine the new standard or mechanism for the fee. If Party B does not respond within ten (10) business days after receiving the above adjustment notice, such adjustment shall be deemed accepted.

2.1.3         The service fee shall be calculated, confirmed and paid pursuant to the fiscal year or a reasonable period otherwise specified by Party A. If it is calculated, confirmed and paid pursuant to the fiscal year, within three (3) months after the end of each fiscal year, Party B shall prepare and issue a financial report that is in accordance with applicable accounting standards and audited by an accounting firm, and shall pay Party A the service fee under this contract within fifteen (15) days after the preparation and issuance of the audited accounting report. If it is calculated, confirmed and paid pursuant to a reasonable period otherwise specified by Party A, Party B shall calculate and confirm with Party A, and pay Party A the service fee under this contract within fifteen (15) days after Party A specifies the reasonable period otherwise.

2.2                   In addition to the service fees, Party B shall bear all reasonable expenses, advance payments and out-of-pocket expenses in any form paid or incurred in or in connection with the performance or provision of services by Party A, and reimburse Party A in this regard.

2.3                   Each Party shall respectively bear their taxes payable according to law for the execution and performance of this Agreement. At the request of Party A, Party B shall use its best efforts to assist Party A in obtaining the exemption from value added tax for all or part of its service fee revenue under this Agreement.

3.                          Intellectual Property and Confidentiality

3.1                   Party A shall have the exclusive and proprietary titles, rights and interests to any and all intellectual properties (including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others) arising out of or created during the performance of this Agreement, and shall be entitled to use such rights for free.

3.2                   For the business needs of Party B, Party A agrees that Party B shall register some of the intellectual properties designated by Party A under Party B’s name. However, at the request of Party A, Party B shall, without prejudice to the mandatory provisions of the laws of China, transfer the above intellectual properties registered under Party B’s name to Party A for free or at the lowest price permitted by law, and Party B shall sign all appropriate documents, take all appropriate actions, submit all documents and/or applications, render all appropriate assistance, and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any titles, rights and interests to such intellectual properties in Party A and/or improve the protection for such intellectual property rights of Party A. Party A shall be entitled to use any intellectual property registered in Party B’s name for free.

3.3                   Both Parties acknowledge and confirm that the existence and the terms of this Agreement and any oral or written information exchanged in connection with the preparation or performance of this Agreement by each other shall be regarded as confidential information. Both Parties shall maintain confidentiality of all such information and shall not disclose any confidential information to any third party without obtaining the written consent of the other Party, except for the information that: (a)is or will be known to the public (other than through unauthorized disclosure to the public by a Party receiving the confidential information); (b) is required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or orders of government authorities or courts; or (c) is required to be disclosed by either Party to its shareholders, directors, employees, legal counsels or financial advisers regarding the transaction contemplated in this Agreement, and such shareholders, directors, employees, legal counsels or financial advisers shall also comply with the confidentiality obligations similar to those set forth in this Section. Disclosure of confidential information by the shareholders, directors, employees or engaged agencies of either Party shall be deemed disclosure of confidential information by such Party, which shall be held liable for breach of contract in accordance with this Agreement.

4.                          Representations, Warranties and Undertakings

4.1                   Party A represents, warrants and undertakes as follows:

4.1.1         Party A is a foreign-invested company legally established and validly existing in accordance with the laws of China; Party A or its designated service provider(s) will obtain necessary government permits and licenses before providing any services under this Agreement.

4.1.2         Party A has taken the necessary corporate actions, obtained necessary authorization as well as the consent and approval from third parties and government authorities (if necessary) to sign, deliver and perform this Agreement; the signing, delivery and performance of this Agreement do not violate the explicit provisions of laws and regulations.

4.1.3         This Agreement constitutes Party A’s lawful, valid, binding obligations, and shall be enforceable against it in accordance with its terms.

4.2                   Party B represents, warrants and undertakes as follows:

4.2.1         Party B is a company legally established and validly existing in accordance with the laws of China. Party B has obtained and will maintain the government permits and licenses necessary for the Main Business.

4.2.2         Party B has taken the necessary corporate actions, obtained necessary authorization as well as the consent and approval from third parties and government authorities (if necessary) to sign, deliver and perform this Agreement; the signing, delivery and performance of this Agreement do not violate the explicit provisions of laws and regulations.

4.2.3         This Agreement constitutes Party B’s lawful, valid, binding obligations, and shall be enforceable against it in accordance with its terms.

4.2.4         There are no pending litigation, arbitration or other judicial or administrative proceedings that will affect Party B’s performance of its obligations under this Agreement, and to the best of its knowledge, there are no such threatened actions.

4.2.5         Party B shall pay Party A the service fees in full and on time in accordance with this Agreement.

5.                          Effectiveness and Term of Agreement

5.1                   This Agreement shall become effective on the date of execution by Both Parties; this Agreement shall remain in force unless otherwise expressly specified in this Agreement or Party A decides in writing to terminate this Agreement.

5.2                   If, during the term of this Agreement, the term of operation of either Party is due to expire, such Party shall renew its term of operation in a timely manner and do its utmost to obtain approval from the competent authority so as to enable this Agreement to remain effective and enforceable. If the application for renewal of the term of operation by a Party fails to receive approval or consent from any competent authority, this Agreement shall be terminated upon the expiration of such Party’s term of operation.

5.3                   The rights and obligations of the Parties under Sections 3, 6, and 7 and this Section 5.3 shall survive the termination of this Agreement.

6.                          Governing Laws and Dispute Resolution

6.1                   The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

6.2                   Any dispute arising out of the interpretation and performance of this Agreement shall be resolved by Both Parties through friendly negotiation. In the event the dispute cannot be resolved through negotiation, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission, which will settle it in accordance with its arbitration procedures and rules in effect at that time. The arbitration shall be conducted in Beijing. The arbitral award shall be final and binding on Both Parties.

6.3                   In the event of any dispute arising out of the interpretation and performance of this Agreement or during the pending arbitration of any dispute, Both Parties shall continue to exercise their other respective rights and perform their other respective obligations under this Agreement, except for the disputed matters.

7.                          Default Liability and Indemnity

7.1                   If Party B materially violates any term of this Agreement, Party A shall have the right to terminate this Agreement and/or demand Party B to indemnify the damages; this Section 7.1 shall not prejudice any other rights of Party A under this Agreement.

7.2                   Unless otherwise provided by law, Party B shall not have any right to terminate or cancel this Agreement unilaterally under any circumstances.

7.3                   Party B shall indemnify and hold Party A harmless from any losses, damages, liabilities or expenses incurred from lawsuits, claims or other demands against Party A arising out of or caused by the provision of services by Party A to Party B pursuant to this Agreement, unless such losses, damages, liabilities or expenses are caused by Party A’s gross negligence or intentional misconduct.

8                             Force Majeure

8.1                   If either Party to this Agreement is unable to perform or fully perform this Agreement due to earthquakes, typhoons, floods, fires, epidemics, wars, strikes, and any other force majeure events that are unforeseeable, unpreventable and unavoidable by the affected Party (“Force Majeure”), the Party affected by the above Force Majeure shall not be liable for the non-performance or partial performance. However, the affected Party shall immediately send a written notice to the other Party without delay and shall provide the other Party with details of such event within fifteen days after sending out such written notice, explaining the reasons of such non-performance, partial performance or delayed performance.

8.2                   If the Party claiming Force Majeure fails to notify the other Party and provide appropriate evidence in accordance with the above provisions, it shall not be excused from the responsibility for the failure to perform its obligations under this Agreement. The Party affected by Force Majeure shall make reasonable efforts to minimize the consequences of such Force Majeure and shall resume the performance of relevant obligations as soon as possible after the end of such Force Majeure. If the Party affected by Force Majeure fails to resume the performance of relevant obligations after the causes for such excuse from the performance of obligations due to Force Majeure are cured, such Party shall be liable to the other Party in this regard.

8.3                   In the event of Force Majeure, Both Parties shall immediately negotiate with each other in order to reach a fair solution and shall take all reasonable efforts to minimize the consequences of such Force Majeure.

9.                          Notice

9.1                   All notices and other communications required or issued under this Agreement shall be delivered by hand or sent by registered mail, postage prepaid or by a commercial courier service or facsimile transmission to the following addresses of the Parties. Each notice shall also be sent by email. The dates on which such notices are deemed served shall be determined as follows:

9.1.1                     If the notice is delivered by hand, or sent by courier service, registered mail or prepaid post, the date of receipt or refusal at the address specified for notices shall be regarded as the date of effectively served.

9.1.2                     If the notice is sent by facsimile transmission, the date of successful transmission shall be regarded as the date of effectively served (as evidenced by an automatically generated confirmation of transmission).

9.2                   For the purpose of notices, the addresses of Both Parties are as follows:

Party A:	Beijing Dake Information Technology Co., Ltd.
Address:	5th Floor, Block A1, Junhao Central Park Square, No.10 Chaoyang Park South Road, Chaoyang District, Beijing
Recipient:	Wang Jingyu
Phone:	15101150221

Party B:	Beijing Duoke Information Technology Co., Ltd.
Address:	5th Floor, Block A1, Junhao Central Park Square, No.10 Chaoyang Park South Road, Chaoyang District, Beijing
Recipient:	Wang Jingyu
Phone:	15101150221

9.3                   Either Party may, at any time, give notice to the other Party to change the address at which it receives notices in accordance with the terms of this Section.

10.                   Assignment

10.1            Party B shall not assign its rights and obligations under this Agreement to a third party without Party A’s prior written consent.

10.2            Party B hereby agrees that Party A may assign its rights and obligations under this Agreement to a third party, and Party A is only required to give written notice to Party B at the time of such assignment without the need to obtain the consent from Party B for such assignment.

11.                   Severability

If any one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. Both Parties shall, through good faith consultations, strive to replace those invalid, illegal or unenforceable provisions with effective provisions to the fullest extent permitted by law and the intentions of both Parties, and the economic effects of such valid provisions shall be as similar as possible to the economic effects of those invalid, illegal or unenforceable provisions.

12.                   Amendments and Supplements

This Agreement may be amended and supplemented in writing by Both Parties. The amendment agreements and supplementary agreements signed by Both Parties relating to this Agreement shall be an integral part of this Agreement and have the same legal effect as this Agreement.

13.                   Entire Contract

Except for the written revisions, supplements or amendments made after the execution of this Agreement, this Agreement shall constitute the entire contract between the Parties for the subject matter of this Agreement, and supersede all prior oral or written negotiations, representations and agreements on the subject matter of this Agreement. This Agreement shall supersede the original cooperation agreement previously entered into between the Parties and the original cooperation agreement shall terminate immediately upon the effective date of this Agreement.

14.                   Waiver

Either Party may waive the terms and conditions of this Agreement, but such waiver must be made in writing and signed by Both Parties. Any waiver by a Party to a breach by the other Party in a specific situation shall not be construed as a waiver to any similar breach by the other Party in other situations.

15.                   Counterparts

This Agreement is written in Chinese and executed in duplicate, with each Party holding one copy.

In witness whereof, the parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement, which shall take immediate effect, as of the date first above written.

Party A: Beijing Dake Information Technology Co., Ltd. (Seal)

[Seal: Beijing Dake Information Technology Co., Ltd. 1101052095304]

Signature:

Title:

Party B: Beijing Duoke Information Technology Co., Ltd. (Seal)

[Seal: Beijing Duoke Information Technology Co., Ltd. 1101081481921]

Signature:

Title: